Exhibit 99.1

SG Blocks Announces Pricing of $932,525 Financing

Company Strengthens Financial Position to Support Manufacturing and Commercial Activity

BROOKLYN, NY – April 25, 2019 – SG Blocks, Inc. (Nasdaq: SGBX) (“SG Blocks” or the “Company”), a leading designer, innovator and fabricator of container-based structures, today announced that it has entered into definitive agreements with certain institutional and accredited investors providing for the purchase and sale of 847,750 shares of common stock at a price of $1.10 per share and warrants to purchase up to 847,750 shares of common stock at an exercise price of $1.375 per share. The warrants will be exercisable six months following issuance and will expire five years from the date that the warrants become exercisable. The gross proceeds of the offering are expected to be approximately $932,525.

The offering is expected to close on or about April 29, 2019, subject to satisfaction of customary closing conditions. SG Blocks intends to use the net proceeds from the offering for working capital and general corporate purposes.

“This capital infusion not only fortifies our balance sheet, but also provides the necessary capital to execute on some near-term transformative projects that we believe will deliver significant revenue generation in the quarters to come,” said Paul Galvin, CEO of SG Blocks. “Since our public offering in June of 2017, SG Blocks has been militant on taking in the minimum amount of outside capital as possible to minimize future dilution for our shareholders. We look forward to providing a comprehensive update on our first quarter 2019 financial results conference call in May,” concluded Galvin.

Roth Capital Partners acted as the exclusive placement agent for this offering.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-228882), which was declared effective by the United States Securities and Exchange Commission (SEC) on February 7, 2019. The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by SG Blocks with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Roth Capital Partners, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147.

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers and purpose-built steel modules for safe and sustainable construction. The Company offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteelTM, the structural core and shell of an SG Blocks building, which is then customized to client specifications. For more information, visit www.sgblocks.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief or current expectations, are forward-looking statements. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in SG Blocks’ filings with the Securities and Exchange Commission. Thus, actual results could be materially different from those presented herein. SG Blocks expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Media and Investor Relations:

Media

Kati Bergou

Rubenstein Public Relations
Vice President

212-805-3014

kbergou@rubensteinpr.com

Investor Relations
Chris Tyson

MZ North America
Managing Director

949-491-8235

chris.tyson@mzgroup.us